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As filed with the Securities and Exchange Commission on October 8, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KYTHERA BIOPHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	03-0552903 (I.R.S. Employer Identification Number)

27200 West Agoura Road, Suite 200
Calabasas, CA 91301
(818) 587-4500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Keith R. Leonard, Jr.
President and Chief Executive Officer
KYTHERA Biopharmaceuticals, Inc.
27200 West Agoura Road, Suite 200
Calabasas, CA 91301
(818) 587-4500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Alan C. Mendelson, Esq. Mark V. Roeder, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600	Keith L. Klein, Esq. General Counsel KYTHERA Biopharmaceuticals, Inc. 27200 West Agoura Road, Suite 200 Calabasas, CA 91301 Telephone: (818) 587-4500 Facsimile: (818) 587-4591	Alan F. Denenberg, Esq. Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 Telephone: (650) 750-2000 Facsimile: (650) 752-2111

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

         If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-191450

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee

Common Stock, $0.00001 par value per share	$22,999,934.00	$2,963

(1)
In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-191450), is hereby registered.

(2)
Estimated solely for the purposes of computing the amount of the registration fee in accordance with Rule 457(o) promulgated under the Securities Act of 1933, as amended.

         The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

        This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.00001 per share, of KYTHERA Biopharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, representing an increase in the maximum aggregate offering price of $22,999,934.00. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-191450), which was declared effective by the Securities and Exchange Commission on October 8, 2013, are incorporated in this registration statement by reference.

        The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Calabasas, California, on October 8, 2013.

KYTHERA BIOPHARMACEUTICALS, INC.
By:	/s/ KEITH R. LEONARD, JR. Keith R. Leonard, Jr. President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ KEITH R. LEONARD, JR. Keith R. Leonard, Jr.		Director, President and Chief Executive Officer (Principal Executive Officer)	October 8, 2013
/s/ JOHN W. SMITHER John W. Smither		Chief Financial Officer (Principal Financial and Accounting Officer)	October 8, 2013
* Nathaniel David, Ph.D.		Director	October 8, 2013
* Dennis Fenton, Ph.D.		Director	October 8, 2013
* F. Michael Ball		Director	October 8, 2013
* François Kress		Director	October 8, 2013
* Robert T. Nelsen		Director	October 8, 2013
* Camille Samuels		Director	October 8, 2013
* David Schnell, M.D.		Director	October 8, 2013
* Joseph L. Turner		Director	October 8, 2013
*By:	/s/ KEITH R. LEONARD, JR. Keith R. Leonard, Jr. Attorney-in-Fact		October 8, 2013

 EXHIBIT INDEX

Exhibit No.		Description
1.1	(1)	Form of Underwriting Agreement
5.1		Opinion of Latham & Watkins LLP
23.1		Consent of Independent Registered Public Accounting Firm.
23.2		Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	(2)	Powers of Attorney

(1)
Previously filed as Exhibit 1.1 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-191450), originally filed with the Securities and Exchange Commission on September 30, 2013 and incorporated by reference herein.

(2)
Previously filed on the signature page to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-1914150), originally filed with the Securities and Exchange Commission on September 30, 2013 and incorporated by reference herein.

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX